UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2006

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(1) Form of Stock Option Agreement

On August 4, 2006, the Compensation Committee of Cohu, Inc.’s ("Cohu") Board of Directors (the "Committee") approved a form of stock option Agreement ("the Agreement") for use with stock options granted pursuant to Cohu’s 2005 Equity Incentive Plan (the "Plan"). The following description of the Agreement is not a complete description of all the terms and conditions of such Agreement and is subject to and qualified in it entirety to the Agreement filed as Exhibit 10.1 to this Form 8-K.

All stock options granted pursuant to the Plan will be evidenced by a Notice of Grant of Stock Option (the "Notice") and the Agreement. The Notice will stipulate, among other things, the effective date of the award, the number of shares and exercise price, the vesting schedule and the type of stock option.

The Agreement is subject to the terms and conditions of the Plan and addresses, among other things, the method of exercise and payment terms, termination and transferability of the option, tax withholding and rights in the event of a Change in Control, as defined.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below are being furnished with this Form 8-K

(d) Exhibits

Exhibit No. - 10.1
Description - Form of Stock Option Agreement (including Notice of Grant of Stock Options) for stock options granted pursuant to Cohu, Inc.’s 2005 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 7, 2006	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement (including Notice of Grant of Stock Options) for stock options granted pursuant to Cohu, Inc.'s 2005 Equity Incentive Plan